UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2017, the Board of Directors (the “Board”) of Collegium Pharmaceutical, Inc. (the “Company”) adopted amended and restated bylaws (the “Restated Bylaws”), which are effective immediately, to provide for a majority vote standard for the election of directors in non-contested director elections.  In future non-contested elections of directors, each director of the Company will be elected by the affirmative majority of the votes cast in such election.  A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee in order for that nominee to be elected.  Under the Company’s previous bylaws provisions, directors were elected by a plurality of the votes cast.  In contested elections, directors will continue to be elected by a plurality of the votes cast.

Under the Restated Bylaws and the Company’s Corporate Governance Guidelines, which were amended in connection with the adoption of the Restated Bylaws, following any non-contested election, any director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election must offer to resign from the Board, and the Board shall decide, in accordance with the Corporate Governance Guidelines, whether to accept or reject such offer of resignation.

The description of the Restated Bylaws above is qualified in its entirety by reference to the text of the Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated herein by reference.  The Company’s Corporate Governance Guidelines, as amended, are available on the corporate governance section of the Company’s website.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Collegium Pharmaceutical, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: December 1, 2017	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief Financial Officer